UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2019

CURE PHARMACEUTICAL HOLDING CORP.
(Exact name of small business issuer as specified in its charter)

1620 Beacon Place, Oxnard, California 93033

(Address of principal executive offices)

(805) 824-0410

(Issuer’s telephone number)

Nevada	333-204857	37-1765151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1620 Beacon Place, Oxnard, California	93033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (805) 824-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2019, Cure Pharmaceutical Holding Corp., a Nevada corporation (the “Company”), and CURE Chemistry Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Chemistry Holdings, Inc., a Delaware corporation (“Chemistry Holdings”) for the Company to acquire Chemistry Holdings pursuant to a merger of the Merger Sub with and into Chemistry Holdings (the “Merger”). Pursuant to the Merger, Chemistry Holdings will become a wholly-owned subsidiary of the Company and the stockholders of Chemistry Holdings will receive shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in exchange for all of the issued and outstanding shares of Chemistry Holdings.

Chemistry Holdings is a formulation technology company that is developing innovative delivery systems for nutraceutical, pharmaceutical and other industries. There is an increased demand for solid, chewable or dissolvable products for immediate and controlled-release, oral delivery of active ingredients and particularly poorly soluble active pharmaceutical ingredients (APIs). However, such dosage forms can pose challenges such as (i) stability of the active ingredient, (ii) overall integrity and shelf life of the product, and (iii) palatability.

Chemistry Holdings is developing a novel biopolymer technology for both liquid encapsulation and microencapsulation of dry powders, which are designed to improve the stability and solubility of the API. Encapsulated active ingredients can then be formulated in a final dosage form such as microcapsules or a proprietary protein polysaccharide macromolecular complex structure, referred to as a chewable pod, that can be produced in many shapes, colors and flavors. The CH technology broadens the Company’s technology platform to include oral soluble films, chewables and fast dissolving tablets along with micro- and nano-encapsulation methods.

Subject to the satisfaction of the conditions to the Merger, the Merger Agreement provides for the acquisition of Chemistry Holdings to occur on or before April 30, 2019 (the “Closing Date”). As a condition to closing, Chemistry Holdings is required to have a cash balance of at least $8,000,000 plus the amount of certain liabilities and expenses (the “Closing Cash Requirement”).

The maximum number of shares of Common Stock that may be issued to the stockholders of Chemistry Holdings in connection with the Merger, including escrowed shares and shares issuable pursuant to earn-out provisions and warrants, is 32,072,283 shares allocated as follows: (i) between 5,700,000 and 9,480,567 shares of Common Stock as upfront consideration issued at the Closing (the “Upfront Consideration”); (ii) 3,348,346 shares to be held in escrow, subject to indemnification and clawback rights that lapse upon the achievement of certain milestones; (iii) 3,207,228 shares that may be issued pursuant to an earn-out over five years upon the achievement of certain technological implementations; (iv) 8,018,071 shares that may be issued pursuant to an earn-out over two years upon the achievement of certain revenue goals; and (v) 8,018,071 shares issuable upon exercise of warrants that become exercisable upon achieving certain revenue goals between the second and fourth anniversary of the Closing Date at an exercise price of $5.01 per share, exercisable, to the extent vested, for five years from the Closing Date. The determination of the number of shares issued as Upfront Consideration is dependent on the resolution of contractual matters related to one patent owned by Chemistry Holdings that is required to be resolved as a condition to closing the Merger.

In connection with signing the Merger Agreement, the Company received an investment of $2,000,000 (the “Principal Amount”) from Chemistry Holdings pursuant to a convertible note (the “Note”). If the Merger does not close by April 30, 2019, the Note will convert into 598,802 shares of the Common Stock on May 1, 2019 at a conversion price of $3.34. If the Merger closes by April 30, 2019, the Note will become an intercompany payable and will be cancelled without any shares of Common Stock being issued.

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On the Closing Date, upon the issuance of the pro rata portion of the Upfront Consideration, each share of Chemistry Holdings’ common stock issued and outstanding immediately prior to the closing, other than shares with respect to which the holders have properly perfected a demand for appraisal rights in accordance with applicable law and have not effectively withdrawn such demand, shall be automatically canceled. Chemistry Holdings stockholders shall be subject to a Lock-Up Agreement pursuant to which one-third of the shares issued to Chemistry Holdings stockholders will be released from the lockup 6 months after issuance, one-third of the shares 12 months after issuance and one-third of the shares 18 months after issuance.

The Merger Agreement contains customary representations and warranties and indemnities by the Company, Merger Sub and Chemistry Holdings. The closing of the Merger is subject to several closing conditions, including, among other things, (i) Chemistry Holdings’ founder and CEO, Joshua Held being appointed to the Board of Directors of the Company; (ii) confirmation that the Closing Cash Requirement is met; (iii) certain contract termination and patent assignment or license conditions specific to Chemistry Holdings; and (v) other customary closing conditions.

In addition to the shares issued pursuant to the Merger, Cure intends to issue warrants to purchase an additional 4,143,706 shares of Common Stock to certain affiliates of Chemistry Holdings in consideration for consulting and advisory services to be provided following the closing. The warrants would have a four-year term and an exercise price equal to at least $5.01 per share. The issuance of the warrants is conditioned on Cure amending its articles of incorporation to increase its authorized number of shares of Common Stock.

There are no assurances that the proposed Merger will be completed on a timely basis or at all or that the Company will recognize the anticipated benefits of the Merger.

There are a number of risks and uncertainties relating to the Merger. For example, the Merger may not be completed, or may not be completed in the time frame, on the terms or in the manner currently anticipated and the Company may not recognize the anticipated benefits of the Merger, as a result of a number of factors, including the following:

•	that one or more closing conditions to the Merger Agreement are not met;
•	unexpected costs, charges or expenses resulting from the Merger;
•	uncertainty of the expected financial performance of the Company following completion of the Merger;
•	the ability of the Company to implement its business strategy; and
•	the occurrence of any event that could give rise to termination of the Merger

The market price of the Company’s Common Stock may decline as a result of the Merger.

The market price of the Company’s Common Stock may decline as a result of the Merger for a number of reasons including:

•	the Company may not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated;
•	the effect of the Merger on the Company’s business and prospects is not consistent with the expectations of financial or industry analysts; or
•	investors react negatively to the effect Company’s business and prospects resulting from the Merger.

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The failure to integrate successfully the businesses and operations of the Company and Chemistry Holdings in the expected time frame may adversely affect the combined company’s future results.

The Company and Chemistry Holdings have operated and, until the completion of the merger, will continue to operate independently. There can be no assurances that their businesses can be integrated successfully. It is possible that the integration process could result in the loss of customers, the disruption of either company’s or both companies’ ongoing businesses, inconsistencies in standards, controls, procedures and policies, unexpected integration issues, higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. Specifically, the following issues, among others, must be addressed in integrating the operations of the Company and Chemistry Holdings in order to realize the anticipated benefits of the merger so the combined company performs as expected:

•	combining the companies’ operations and corporate functions;
•

combining the businesses of the Company and Chemistry Holdings in a manner that permits the combined company to achieve the cost savings and revenue synergies anticipated to result from the merger, the failure of which would result in the anticipated benefits of the merger not being realized in the time frame currently anticipated or at all;

•	integrating personnel from the two companies;
•	integrating the companies’ technologies;
•	harmonizing the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;
•	addressing possible differences in business backgrounds, corporate cultures and management philosophies and priorities;

In addition, at times the attention of certain members of either company’s or both companies’ management and resources may be focused on completion of the merger and the integration of the businesses of the two companies and diverted from day-to-day business operations, which may disrupt each company’s ongoing business and the business of the combined company.

Exhibit 8.01. Other Events.

On April 1, 2019, the Company issued a press release announcing the transactions contemplated by the Merger Agreement. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8‑K, which is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Convertible Demand Note Issued by Cure Pharmaceutical Holding Corp. to Chemistry Holdings, Inc.
99.1	Press Release, dated April 1, 2019

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CURE PHARMACEUTICAL HOLDING CORP.

Date: April 1, 2019	By:	/s/ Rob Davidson
	Name:	Rob Davidson
	Title:	Chief Executive Officer

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